UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2008

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iMergent, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-32277	87-0591719
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

754 East Technology Avenue, Orem, Utah, 84097

(Address of Principal Executive Office) (Zip Code)

(801) 227-0004

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

OTHER EVENTS

On April 1, 2008, iMergent, Inc. (the "Company") and the State of Connecticut (the "State") agreed to enter into a Final Judgment of Stipulation (the "Settlement"). The Settlement stemmed from a two-year non public review and discussion of the business practices of the Company with the Office of the Attorney General of the State.

In the Settlement, the Company agreed to make certain disclosures regarding the software sold by the Company and agreed it would not make representations which are not true.

The Company expressly denied any wrongdoing or that it had made any misrepresentations. The Company has received a total of 14 complaints from customers in the State of Connecticut since January 1, 2006.  The Company refunded certain customers a total amount of approximately $65,000, and agreed to pay the State’s costs of the investigation totaling approximately $65,000, which amount is allocated to three State funds. If the Company violates the Settlement, the Company agrees to refund customers that could, under oath, demonstrate a violation of the Settlement.

The Settlement does not otherwise restrict the Company from doing business in the State of Connecticut.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description
99.1	Press release entitled “iMergent Reaches Settlement with the State of Connecticut”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

By:	/s/ ROBERT LEWIS
Robert Lewis Chief Financial Officer

Date: April 2, 2008